Exhibit 4.7

PRUDENTIAL PLC DEED OF INDEMNITY

NAME: David John Alexander Law

Between

(1)	Prudential plc (registered number 01397169) whose registered office is at Laurence Pountney Hill, London EC4R 0HH (“Prudential”); and

(2)	David John Alexander Law, Laurence Pountney Hill, London, EC4R 0HH (the “Beneficiary”)

Background

(A)	The Beneficiary holds, or will from time to time hold, the position of:

(i)	director, officer, employee, trustee, representative or like position of any member of the Group; or

(ii)	director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation at the request of any member of the Group (or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group).

(B)	Prudential has agreed to indemnify the Beneficiary and his Dependants against certain personal liabilities and expenses arising out of or in connection with such positions on the terms of this Deed.

(C)	Prudential will not, however, indemnify the Beneficiary and his Dependants if it is contrary to law.

Agreement

1.	Indemnity

Subject to the following paragraphs of this Deed, Prudential undertakes to indemnify each Beneficiary Family Member and hold each Beneficiary Family Member harmless against any and all losses, damages, costs, liabilities, demands, charges, penalties, fines, interest or expenses (including without limitation any and all losses, costs, liabilities, charges or expenses properly and reasonably suffered or incurred (including advisory fees) in investigating, responding to, preparing for or disputing any claim, action, demand, proceedings, investigation (whether formal or informal), judgment or award, in each case whether or not successful, compromised or settled, which may be instituted, made, threatened or alleged against or otherwise involve any of the Beneficiary Family Members in any jurisdiction (each a “Claim”) which the Beneficiary Family Members may suffer or incur in any jurisdiction (“Losses”) and which in any such case arise out of or in connection with the carrying out or performance, whether before (subject to paragraph 17 below) or after the date of this Deed, by the Beneficiary of the Beneficiary’s duties as a director, officer, employee, trustee, representative or like position of any member of the Group or as a director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation where such position is held at the request of any member of the Group or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group.

2.	Indemnity to take effect subject to law and regulation

The indemnity contained in paragraph 1 shall not apply to the extent that it would be void by virtue of, or contravenes, the Companies Act 2006 or any other applicable law or regulation (including without limitation listing rules).

3.	Proceedings for which indemnity cannot be claimed

Subject to paragraph 5, the indemnity contained in paragraph 1 shall not extend to any liability incurred by the Beneficiary, (i) to any member of the Group, (ii) to pay a fine imposed in criminal proceedings, (iii) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), (iv) in defending any criminal proceedings in which the Beneficiary is convicted, (v) as a result of, or in connection with any act or omission by the Beneficiary which is determined by any relevant court, tribunal or other legal or regulatory authority, or otherwise judicially, determined, to constitute fraud, dishonesty, bad faith, wilful default or criminal act on the part of the Beneficiary, (vi) in defending civil proceedings brought by any member of the Group in which judgment is given against the Beneficiary or (vii) in connection with any application under the Application for Relief Sections in which the Court refuses to grant relief to the Beneficiary.

4.	Loss of earnings and of other employment benefits

The indemnity contained in paragraph 1 shall not apply in respect of any loss of earnings or of any other employment benefit, including but not limited to rights to bonus or other monetary incentives, share options or other share-based incentives or pension or other retirement benefits, which any Beneficiary Family Member may suffer as a result of any period of disqualification imposed by any relevant court, tribunal or other legal or regulatory authority.

5.	Advances in respect of proceedings

Where any Beneficiary Family Member properly and reasonably suffers or incurs losses, costs, liabilities, charges or expenses (including without limitation advisory fees) in investigating, responding to, preparing for or disputing any Claim, the Beneficiary shall be entitled to claim indemnity under paragraph 1 (for himself and/or on behalf of any Beneficiary Family Member) forthwith after the same becomes due and payable by the Beneficiary Family Member, provided that if such Claim:

(a)	relates to a criminal offence in relation to which the Beneficiary is convicted;

(b)	relates to civil proceedings brought by any member of the Group in which judgment is given against the Beneficiary;

(c)	relate to any matters in respect of which any relevant court, tribunal or other legal or regulatory authority determines that any act or omission by the Beneficiary constitutes fraud, dishonesty, bad faith or wilful default on the part of the Beneficiary; or

(d)	relates to any application under the Application for Relief Sections in which the Court refuses to grant the Beneficiary relief,

Prudential shall be entitled to refuse to provide indemnification (or, as the case may be, any further indemnification) pursuant to the indemnity contained in paragraph 1 and where Prudential has already paid amounts to the Beneficiary pursuant to the indemnity contained in paragraph 1, such amounts shall be reimbursed to Prudential by the Beneficiary not later than (i) in the event of the Beneficiary being convicted, the date on which such conviction has become final, (ii) in the event of judgment being given against the Beneficiary, the date on which such judgment has become final, (iii) in the event of any relevant court, tribunal or other legal or regulatory authority determining that any act or omission by the Beneficiary constitutes fraud, dishonesty, bad faith or wilful default on the part of the Beneficiary, the date of such determination or (iv) in the event of the court refusing to grant the Beneficiary relief on the application, the date on which such refusal for relief has become final.

6.	Termination and survival

The provisions of this Deed shall survive:

(a)	the Beneficiary moving to another role within the Group which does not have the benefit of an indemnity equivalent to the indemnity contained in paragraph 1; and

(b)	the termination of any or all appointments of the Beneficiary within the Group, excluding (i) termination by the Beneficiary in fundamental breach of the terms of his appointment with any member of the Group; or (ii) termination by Prudential by reason of the Beneficiary’s fraud or wilful and serious neglect of his duties. In the event of a dispute relating to this paragraph 6(b), Prudential shall provide indemnification (or, as the case may be, further indemnification) pursuant to the indemnity contained in paragraph 1 until a competent court, tribunal or other legal or regulatory authority, from which there is no right of appeal, determines that any act or omission by the Beneficiary constitutes a fundamental breach of the terms of his appointment with any member of the Group, fraud or wilful and serious neglect by the Beneficiary of his duties.

7.	Notification of Prudential

The Beneficiary shall notify Prudential in writing promptly upon becoming aware of any matter for which indemnity may be sought under paragraph 1, providing to Prudential all such information as the Beneficiary has of the circumstances of the relevant matter, and shall thereafter provide Prudential with all such information as Prudential may reasonably require about developments in relation to such matter. The Beneficiary acknowledges that Prudential may provide such information to its insurers and advisers and to, any other member of the Group and agrees to respond promptly to all reasonable requests from Prudential in relation to any matter relating to the indemnity contained in paragraph 1.

8.	Conduct of Claims

(a)	The Beneficiary shall, subject to paragraph 8(b), have conduct of the defence and settlement of any Claim, but Prudential shall have the right (but not the obligation) to associate itself with such Claim provided the Beneficiary consents to this. Prudential shall not be required or, without the consent of the Beneficiary (such consent not to be unreasonably withheld or delayed), permitted to assume the conduct of the Claim made against the Beneficiary.

(b)	The Beneficiary shall conduct all Claims diligently and competently using the legal and other representatives mutually acceptable to the Beneficiary and Prudential. The Beneficiary shall keep Prudential reasonably informed of the progress of any Claim and recognises the right of Prudential to provide at its discretion input into the conduct of any Claim. The Beneficiary shall not settle or compromise any Claim without Prudential’s consent (such consent not to be unreasonably withheld or delayed).

9.	Recovery against other persons

If Prudential pays any amount in respect of any Losses and any Beneficiary Family Member is, or subsequently becomes, entitled to recover from any other person any amount in respect of such Losses (including without limitation by way of tax credit, allowance, repayment or relief), then, subject to there being no reasonable prospect of any Beneficiary Family Member being prejudiced and to Prudential agreeing to indemnify the Beneficiary Family Members against all reasonable costs and expenses which might be incurred, Prudential may either:

(a)	request that the Beneficiary take (or procure that any Dependant take) all reasonable steps to enforce such recovery. If Prudential so elects then the Beneficiary must so act and must procure that all and any amounts recovered, less all reasonable costs, charges and expenses incurred and not recovered by any Beneficiary Family Member in making such recovery, will be applied in promptly repaying to Prudential the amount paid by Prudential in respect of the Losses; or

(b)	exercise its right to be subrogated to the extent of such payment to any or all the Beneficiary Family Members’ rights of recovery against third parties in respect of the payment. If Prudential so elects then the Beneficiary shall (or. shall procure that the Dependants shall), promptly on request from Prudential, execute all papers reasonably required and shall do everything necessary to enable Prudential to bring, maintain and conclude an action effectively, either in the name of all or any Beneficiary Family Members or in its own name, at Prudential’s discretion.

10.	Recovery under other indemnities and insurance

(a)	Subject to paragraph 10(c), the Beneficiary agrees to take, and to procure that the Dependants take, all reasonable steps to claim and recover under any other indemnity or insurance policy before he makes a claim under the indemnity contained in paragraph 1. The indemnity contained in paragraph 1 operates only in excess of any right to indemnity or insurance which any Beneficiary Family Member may have (irrespective of any wording to the contrary in any indemnity or insurance policy concerned), and no person other than the Beneficiary shall have the right to pursue any claim against Prudential under the indemnity contained in paragraph 1 (or to seek contribution from Prudential) whether in his own name or that of any Beneficiary Family Member.

(b)	Provided that the Beneficiary complies with paragraph 10(a), Prudential will advance to the Beneficiary the funds necessary to make a payment in respect of any Losses pending receipt by the Beneficiary Family Member of the amounts due under any other indemnity and/or insurance policy in excess of which the indemnity contained in paragraph 1 operates. Any such advance will not operate to extinguish, erode or otherwise limit in any way whatsoever the Beneficiary Family Members’ entitlement under the other indemnity and/or insurance policy and the Beneficiary shall remit (or shall procure that there shall be remitted) to Prudential all and any payments and/or benefits received pursuant thereto subsequent to the date of the advance required to repay the advance.

(c)	The obligation to take all reasonable steps to claim and recover under any other indemnity or insurance policy set out in paragraph 10(a) shall not operate in respect of any policy of executives’ and officers’ liability insurance for which any member of the Group is the named policyholder and which requires that any Beneficiary Family Member be indemnified by a member of the Group prior to any claim being brought under that policy.

11.	Deductions required to be made by Prudential or a Beneficiary Family Member

(a)	All amounts payable by Prudential to, or on behalf of, any Beneficiary Family Member under this Deed of indemnity will be paid without any deductions unless they are required by law. If any deductions are required by law, Prudential will pay to, or on behalf of, the Beneficiary Family Member an amount which will, after any deduction has been made, result in the Beneficiary Family Member receiving the same amount as the Beneficiary Family Member would have been entitled to receive in the absence of any requirement to make a deduction.

(b)	If any amount payable by Prudential under this Deed of indemnity is subject to tax in the hands of the Beneficiary Family Member in any jurisdiction, the amount payable will be increased so that the net amount received by the Beneficiary after taking that tax into account is equal to the full amount which would have been received by the Beneficiary Family Member if that tax had not been payable.

(c)	To the extent that any Beneficiary Family Member obtains any tax credit, allowance, repayment or relief as a result of Prudential paying any increased amount under this paragraph 11, the Beneficiary shall repay, or procure that the Dependant repays, to Prudential the amount necessary to reflect the principle that, after tax, the Beneficiary Family Member is to be put in the same position as if the deduction or charge to tax had not been required or incurred in the first place.

12.	No double recovery

Notwithstanding the provisions of this Deed, the Beneficiary shall have the benefit of any indemnity, insurance, agreement, undertaking or commitment entered into with, or on his behalf by, any member of the Group whether before (subject to paragraph 17 below) or after the date of this Deed, provided that he shall not be entitled to recover more than once under this indemnity and any other indemnity, insurance, agreement, undertaking or commitment in respect of any Losses.

13.	Interpretation

In this Deed:

(a)	“Application for Relief Sections” means,

when such provisions have come into force:

(i)	section 661(3) or (4) of the Companies Act 2006 (acquisition of shares by innocent nominee); or

(ii)	section 1157 of the Companies Act 2006 (general power to grant relief in case of honest and reasonable conduct);

(b)	“Beneficiary Family Members” mean the Beneficiary and the Dependants;

(c)	“Claim” has the meaning ascribed to it in paragraph 1;

(d)	“Companies Act 2006” means the Companies Act 2006 as amended, modified, re enacted or replaced from time to time;

(e)	“Deed” means this deed;

(f)	“Dependant” means:

(i)	the Beneficiary’s spouse or civil partner;

(ii)	any other person (whether of a different sex or the same sex) with whom the Beneficiary lives as partner in an enduring family relationship other than the Beneficiary’s grandparent or grandchild, sister, brother, aunt or uncle, or nephew or niece;

(iii)	the Beneficiary’s children or step-children;

(iv)	any children or step-children of a person within paragraph 13(g)(ii) (and who are not children or step-children of the Beneficiary) who live with the Beneficiary and have not attained the age of 18; and

(v)	the Beneficiary’s parents;

(h)	“director” shall include without limitation shadow director;

(i)	“Existing Indemnity” means any previous agreement between the Beneficiary and Prudential relating to the subject matter of this Deed, including any indemnity previously given by Prudential to any Beneficiary Family Member in respect of any of the matters covered by this Deed;

(j)	“Group” means Prudential or any subsidiary or holding company of Prudential or any subsidiary of a holding company of Prudential;

(k)	“Losses” have the meaning ascribed to them in paragraph 1;

(l)	“holding company” and “subsidiary” have the meanings ascribed to them in the Companies Act 2006;

(m)	a reference to a “conviction”, “judgment”, “determination” or “refusal of relief” is a reference to one that has become final. For these purposes, a conviction, judgment, determination or refusal of relief becomes final:

(i)	if not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(iii)	if it is determined and the period for bringing any further appeal has ended; or

(iv)	if it is abandoned or otherwise ceases to have effect; and

(n)	any reference to the masculine shall as appropriate be a reference to the feminine.

14.	Claims and enforcement

(a)	Prudential shall be entitled to take steps in relation to the provisions of this Deed. In taking any such step, Prudential may act for itself and/or on behalf of any of all other members of the Group.

(b)	The Beneficiary and his personal representatives and estate shall be entitled to make a claim, and take any other steps, in relation to the provisions of this Deed. In taking any such step, the Beneficiary may act for himself and/or on behalf of any or all of the Dependants.

(c)	Subject to paragraphs 14(a) and (b), any person other than Prudential and the Beneficiary may not enforce any of the provisions of this Deed under the Contracts (Rights of Third Parties) Act 1999.

15.	Miscellaneous

(a)	The Beneficiary may not assign or otherwise transfer any rights or obligations set out in this Deed.

(b)	Any failure by Prudential or the Beneficiary to exercise any right, power or privilege available under this Deed is not a waiver for the purposes of this Deed nor will any single or partial exercise thereof preclude any further exercise of any right, power or privilege.

(c)	The provisions of this Deed may only be amended in writing signed by or on behalf of Prudential and the Beneficiary.

(d)	If any provision of this Deed is held to be illegal, invalid or unenforceable in whole or in part, the remaining provisions shall continue to be valid.

(e)	Prudential and the Beneficiary acknowledge that any contract, agreement, commitment or undertaking in respect of the Beneficiary’s role as a director, officer, employee, trustee or representative of Prudential incorporates, and accordingly is made on and subject to, the provisions of the Memorandum and Articles of Association of Prudential.

16.	Employment terms and conditions

If the Beneficiary is also an employee of any member of the Group, the Beneficiary acknowledges that this Deed shall be deemed to be incorporated into the employment contract between the Beneficiary and the relevant member of the Group as supplementary terms thereto.

17.	Effective date

The indemnity contained in paragraph 1 shall apply in respect of any Claims or losses made or incurred on or after the date of commencement of the Beneficiary’s position as director, officer, employee, trustee, representative or like position of any member of the Group, or as director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation at the request of any member of the Group (or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group).

18.	Governing law

The provisions set out in this Deed are governed by and must be interpreted in accordance with English law.

19.	Arbitration

(a)	Any dispute, controversy or claim arising out of or in connection with this Deed shall be referred to and finally resolved by arbitration under the Rules or Arbitration of the International Chamber of Commerce (“ICC Rules”) by three arbitrators appointed in accordance with the ICC Rules.

(b)	The seat of the arbitration shall be London and the language of the arbitration (in which each member of the tribunal shall be fluent) shall be English.

This document has been executed as a deed and is to be treated as delivered on the later of (a) being executed and dated by Prudential and (b) being signed and dated by the Beneficiary.

Executed and delivered as a deed	)
by affixing the common seal of	)
Prudential plc in the presence of:	)

Paul Manduca

/s/ Paul Manduca

Authorised signatory

Date:

Acknowledged and agreed:

Signed and delivered as a deed	)
By David John Alexander Law	)	/s/ David J A Law	(Signature)
in the presence of:	)
		29 September 2015	(Date)

Witness signature:	/s/ Sylvia Edwards

Witness name:	Sylvia Edwards

Witness address:

Exhibit 4.7

PRUDENTIAL PLC DEED OF INDEMNITY

NAME: Lord Jonathan Adair Turner

Between

(1)	Prudential plc (registered number 01397169) whose registered office is at Laurence Pountney Hill, London EC4R 0HH (“Prudential”); and

(2)	Lord Jonathan Adair Turner, Laurence Pountney Hill, London, EC4R 0HH (the “Beneficiary”)

Background

(A)	The Beneficiary holds, or will from time to time hold, the position of:

(i)	director, officer, employee, trustee, representative or like position of any member of the Group; or

(ii)	director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation at the request of any member of the Group (or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group).

(B)	Prudential has agreed to indemnify the Beneficiary and his Dependants against certain personal liabilities and expenses arising out of or in connection with such positions on the terms of this Deed.

(C)	Prudential will not, however, indemnify the Beneficiary and his Dependants if it is contrary to law.

Agreement

1.	Indemnity

Subject to the following paragraphs of this Deed, Prudential undertakes to indemnify each Beneficiary Family Member and hold each Beneficiary Family Member harmless against any and all losses, damages, costs, liabilities, demands, charges, penalties, fines, interest or expenses (including without limitation any and all losses, costs, liabilities, charges or expenses properly and reasonably suffered or incurred (including advisory fees) in investigating, responding to, preparing for or disputing any claim, action, demand, proceedings, investigation (whether formal or informal), judgment or award, in each case whether or not successful, compromised or settled, which may be instituted, made, threatened or alleged against or otherwise involve any of the Beneficiary Family Members in any jurisdiction (each a “Claim”) which the Beneficiary Family Members may suffer or incur in any jurisdiction (“Losses”) and which in any such case arise out of or in connection with the carrying out or performance, whether before (subject to paragraph 17 below) or after the date of this Deed, by the Beneficiary of the Beneficiary’s duties as a director, officer, employee, trustee, representative or like position of any member of the Group or as a director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation where such position is held at the request of any member of the Group or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group.

2.	Indemnity to take effect subject to law and regulation

The indemnity contained in paragraph 1 shall not apply to the extent that it would be void by virtue of, or contravenes, the Companies Act 2006 or any other applicable law or regulation (including without limitation listing rules).

3.	Proceedings for which indemnity cannot be claimed

Subject to paragraph 5, the indemnity contained in paragraph 1 shall not extend to any liability incurred by the Beneficiary, (i) to any member of the Group, (ii) to pay a fine imposed in criminal proceedings, (iii) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), (iv) in defending any criminal proceedings in which the Beneficiary is convicted, (v) as a result of, or in connection with any act or omission by the Beneficiary which is determined by any relevant court, tribunal or other legal or regulatory authority, or otherwise judicially, determined, to constitute fraud, dishonesty, bad faith, wilful default or criminal act on the part of the Beneficiary, (vi) in defending civil proceedings brought by any member of the Group in which judgment is given against the Beneficiary or (vii) in connection with any application under the Application for Relief Sections in which the Court refuses to grant relief to the Beneficiary.

4.	Loss of earnings and of other employment benefits

The indemnity contained in paragraph 1 shall not apply in respect of any loss of earnings or of any other employment benefit, including but not limited to rights to bonus or other monetary incentives, share options or other share-based incentives or pension or other retirement benefits, which any Beneficiary Family Member may suffer as a result of any period of disqualification imposed by any relevant court, tribunal or other legal or regulatory authority.

5.	Advances in respect of proceedings

Where any Beneficiary Family Member properly and reasonably suffers or incurs losses, costs, liabilities, charges or expenses (including without limitation advisory fees) in investigating, responding to, preparing for or disputing any Claim, the Beneficiary shall be entitled to claim indemnity under paragraph 1 (for himself and/or on behalf of any Beneficiary Family Member) forthwith after the same becomes due and payable by the Beneficiary Family Member, provided that if such Claim:

(a)	relates to a criminal offence in relation to which the Beneficiary is convicted;

(b)	relates to civil proceedings brought by any member of the Group in which judgment is given against the Beneficiary;

(c)	relate to any matters in respect of which any relevant court, tribunal or other legal or regulatory authority determines that any act or omission by the Beneficiary constitutes fraud, dishonesty, bad faith or wilful default on the part of the Beneficiary; or

(d)	relates to any application under the Application for Relief Sections in which the Court refuses to grant the Beneficiary relief,

Prudential shall be entitled to refuse to provide indemnification (or, as the case may be, any further indemnification) pursuant to the indemnity contained in paragraph 1 and where Prudential has already paid amounts to the Beneficiary pursuant to the indemnity contained in paragraph 1, such amounts shall be reimbursed to Prudential by the Beneficiary not later than (i) in the event of the Beneficiary being convicted, the date on which such conviction has become final, (ii) in the event of judgment being given against the Beneficiary, the date on which such judgment has become final, (iii) in the event of any relevant court, tribunal or other legal or regulatory authority determining that any act or omission by the Beneficiary constitutes fraud, dishonesty, bad faith or wilful default on the part of the Beneficiary, the date of such determination or (iv) in the event of the court refusing to grant the Beneficiary relief on the application, the date on which such refusal for relief has become final.

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6.	Termination and survival

The provisions of this Deed shall survive:

(a)	the Beneficiary moving to another role within the Group which does not have the benefit of an indemnity equivalent to the indemnity contained in paragraph 1; and

(b)	the termination of any or all appointments of the Beneficiary within the Group, excluding (i) termination by the Beneficiary in fundamental breach of the terms of his appointment with any member of the Group; or (ii) termination by Prudential by reason of the Beneficiary’s fraud or wilful and serious neglect of his duties. In the event of a dispute relating to this paragraph 6(b), Prudential shall provide indemnification (or, as the case may be, further indemnification) pursuant to the indemnity contained in paragraph 1 until a competent court, tribunal or other legal or regulatory authority, from which there is no right of appeal, determines that any act or omission by the Beneficiary constitutes a fundamental breach of the terms of his appointment with any member of the Group, fraud or wilful and serious neglect by the Beneficiary of his duties.

7.	Notification of Prudential

The Beneficiary shall notify Prudential in writing promptly upon becoming aware of any matter for which indemnity may be sought under paragraph 1, providing to Prudential all such information as the Beneficiary has of the circumstances of the relevant matter, and shall thereafter provide Prudential with all such information as Prudential may reasonably require about developments in relation to such matter. The Beneficiary acknowledges that Prudential may provide such information to its insurers and advisers and to, any other member of the Group and agrees to respond promptly to all reasonable requests from Prudential in relation to any matter relating to the indemnity contained in paragraph 1.

8.	Conduct of Claims

(a)	The Beneficiary shall, subject to paragraph 8(b), have conduct of the defence and settlement of any Claim, but Prudential shall have the right (but not the obligation) to associate itself with such Claim provided the Beneficiary consents to this. Prudential shall not be required or, without the consent of the Beneficiary (such consent not to be unreasonably withheld or delayed), permitted to assume the conduct of the Claim made against the Beneficiary.

(b)	The Beneficiary shall conduct all Claims diligently and competently using the legal and other representatives mutually acceptable to the Beneficiary and Prudential. The Beneficiary shall keep Prudential reasonably informed of the progress of any Claim and recognises the right of Prudential to provide at its discretion input into the conduct of any Claim. The Beneficiary shall not settle or compromise any Claim without Prudential’s consent (such consent not to be unreasonably withheld or delayed).

9.	Recovery against other persons

If Prudential pays any amount in respect of any Losses and any Beneficiary Family Member is, or subsequently becomes, entitled to recover from any other person any amount in respect of such Losses (including without limitation by way of tax credit, allowance, repayment or relief), then, subject to there being no reasonable prospect of any Beneficiary Family Member being prejudiced and to Prudential agreeing to indemnify the Beneficiary Family Members against all reasonable costs and expenses which might be incurred, Prudential may either:

(a)	request that the Beneficiary take (or procure that any Dependant take) all reasonable steps to enforce such recovery. If Prudential so elects then the Beneficiary must so act and must procure that all and any amounts recovered, less all reasonable costs, charges and expenses incurred and not recovered by any Beneficiary Family Member in making such recovery, will be applied in promptly repaying to Prudential the amount paid by Prudential in respect of the Losses; or

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(b)	exercise its right to be subrogated to the extent of such payment to any or all the Beneficiary Family Members’ rights of recovery against third parties in respect of the payment. If Prudential so elects then the Beneficiary shall (or. shall procure that the Dependants shall), promptly on request from Prudential, execute all papers reasonably required and shall do everything necessary to enable Prudential to bring, maintain and conclude an action effectively, either in the name of all or any Beneficiary Family Members or in its own name, at Prudential’s discretion.

10.	Recovery under other indemnities and insurance

(a)	Subject to paragraph 10(c), the Beneficiary agrees to take, and to procure that the Dependants take, all reasonable steps to claim and recover under any other indemnity or insurance policy before he makes a claim under the indemnity contained in paragraph 1. The indemnity contained in paragraph 1 operates only in excess of any right to indemnity or insurance which any Beneficiary Family Member may have (irrespective of any wording to the contrary in any indemnity or insurance policy concerned), and no person other than the Beneficiary shall have the right to pursue any claim against Prudential under the indemnity contained in paragraph 1 (or to seek contribution from Prudential) whether in his own name or that of any Beneficiary Family Member.

(b)	Provided that the Beneficiary complies with paragraph 10(a), Prudential will advance to the Beneficiary the funds necessary to make a payment in respect of any Losses pending receipt by the Beneficiary Family Member of the amounts due under any other indemnity and/or insurance policy in excess of which the indemnity contained in paragraph 1 operates. Any such advance will not operate to extinguish, erode or otherwise limit in any way whatsoever the Beneficiary Family Members’ entitlement under the other indemnity and/or insurance policy and the Beneficiary shall remit (or shall procure that there shall be remitted) to Prudential all and any payments and/or benefits received pursuant thereto subsequent to the date of the advance required to repay the advance.

(c)	The obligation to take all reasonable steps to claim and recover under any other indemnity or insurance policy set out in paragraph 10(a) shall not operate in respect of any policy of executives’ and officers’ liability insurance for which any member of the Group is the named policyholder and which requires that any Beneficiary Family Member be indemnified by a member of the Group prior to any claim being brought under that policy.

11.	Deductions required to be made by Prudential or a Beneficiary Family Member

(a)	All amounts payable by Prudential to, or on behalf of, any Beneficiary Family Member under this Deed of indemnity will be paid without any deductions unless they are required by law. If any deductions are required by law, Prudential will pay to, or on behalf of, the Beneficiary Family Member an amount which will, after any deduction has been made, result in the Beneficiary Family Member receiving the same amount as the Beneficiary Family Member would have been entitled to receive in the absence of any requirement to make a deduction.

(b)	If any amount payable by Prudential under this Deed of indemnity is subject to tax in the hands of the Beneficiary Family Member in any jurisdiction, the amount payable

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will be increased so that the net amount received by the Beneficiary after taking that tax into account is equal to the full amount which would have been received by the Beneficiary Family Member if that tax had not been payable.

(c)	To the extent that any Beneficiary Family Member obtains any tax credit, allowance, repayment or relief as a result of Prudential paying any increased amount under this paragraph 11, the Beneficiary shall repay, or procure that the Dependant repays, to Prudential the amount necessary to reflect the principle that, after tax, the Beneficiary Family Member is to be put in the same position as if the deduction or charge to tax had not been required or incurred in the first place.

12.	No double recovery

Notwithstanding the provisions of this Deed, the Beneficiary shall have the benefit of any indemnity, insurance, agreement, undertaking or commitment entered into with, or on his behalf by, any member of the Group whether before (subject to paragraph 17 below) or after the date of this Deed, provided that he shall not be entitled to recover more than once under this indemnity and any other indemnity, insurance, agreement, undertaking or commitment in respect of any Losses.

13.	Interpretation

In this Deed:

(a)	“Application for Relief Sections” means,

when such provisions have come into force:

(i)	section 661(3) or (4) of the Companies Act 2006 (acquisition of shares by innocent nominee); or

(ii)	section 1157 of the Companies Act 2006 (general power to grant relief in case of honest and reasonable conduct);

(b)	“Beneficiary Family Members” mean the Beneficiary and the Dependants;

(c)	“Claim” has the meaning ascribed to it in paragraph 1;

(d)	“Companies Act 2006” means the Companies Act 2006 as amended, modified, re enacted or replaced from time to time;

(e)	“Deed” means this deed;

(f)	“Dependant” means:

(i)	the Beneficiary’s spouse or civil partner;

(ii)	any other person (whether of a different sex or the same sex) with whom the Beneficiary lives as partner in an enduring family relationship other than the Beneficiary’s grandparent or grandchild, sister, brother, aunt or uncle, or nephew or niece;

(iii)	the Beneficiary’s children or step-children;

(iv)	any children or step-children of a person within paragraph 13(g)(ii) (and who are not children or step-children of the Beneficiary) who live with the Beneficiary and have not attained the age of 18; and

(v)	the Beneficiary’s parents;

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(h)	“director” shall include without limitation shadow director;

(i)	“Existing Indemnity” means any previous agreement between the Beneficiary and Prudential relating to the subject matter of this Deed, including any indemnity previously given by Prudential to any Beneficiary Family Member in respect of any of the matters covered by this Deed;

(j)	“Group” means Prudential or any subsidiary or holding company of Prudential or any subsidiary of a holding company of Prudential;

(k)	“Losses” have the meaning ascribed to them in paragraph 1;

(l)	“holding company” and “subsidiary” have the meanings ascribed to them in the Companies Act 2006;

(m)	a reference to a “conviction”, “judgment”, “determination” or “refusal of relief” is a reference to one that has become final. For these purposes, a conviction, judgment, determination or refusal of relief becomes final:

(i)	if not appealed against, at the end of the period for bringing an appeal; or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(iii)	if it is determined and the period for bringing any further appeal has ended; or

(iv)	if it is abandoned or otherwise ceases to have effect; and

(n)	any reference to the masculine shall as appropriate be a reference to the feminine.

14.	Claims and enforcement

(a)	Prudential shall be entitled to take steps in relation to the provisions of this Deed. In taking any such step, Prudential may act for itself and/or on behalf of any of all other members of the Group.

(b)	The Beneficiary and his personal representatives and estate shall be entitled to make a claim, and take any other steps, in relation to the provisions of this Deed. In taking any such step, the Beneficiary may act for himself and/or on behalf of any or all of the Dependants.

(c)	Subject to paragraphs 14(a) and (b), any person other than Prudential and the Beneficiary may not enforce any of the provisions of this Deed under the Contracts (Rights of Third Parties) Act 1999.

15.	Miscellaneous

(a)	The Beneficiary may not assign or otherwise transfer any rights or obligations set out in this Deed.

(b)	Any failure by Prudential or the Beneficiary to exercise any right, power or privilege available under this Deed is not a waiver for the purposes of this Deed nor will any single or partial exercise thereof preclude any further exercise of any right, power or privilege.

(c)	The provisions of this Deed may only be amended in writing signed by or on behalf of Prudential and the Beneficiary.

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(d)	If any provision of this Deed is held to be illegal, invalid or unenforceable in whole or in part, the remaining provisions shall continue to be valid.

(e)	Prudential and the Beneficiary acknowledge that any contract, agreement, commitment or undertaking in respect of the Beneficiary’s role as a director, officer, employee, trustee or representative of Prudential incorporates, and accordingly is made on and subject to, the provisions of the Memorandum and Articles of Association of Prudential.

16.	Employment terms and conditions

If the Beneficiary is also an employee of any member of the Group, the Beneficiary acknowledges that this Deed shall be deemed to be incorporated into the employment contract between the Beneficiary and the relevant member of the Group as supplementary terms thereto.

17.	Effective date

The indemnity contained in paragraph 1 shall apply in respect of any Claims or losses made or incurred on or after the date of commencement of the Beneficiary’s position as director, officer, employee, trustee, representative or like position of any member of the Group, or as director, officer, employee, trustee, governor, councillor, representative or like position in any external organisation at the request of any member of the Group (or as a result of being a director, officer, employee, trustee or representative, or holding like position in respect of, any member of the Group).

18.	Governing law

The provisions set out in this Deed are governed by and must be interpreted in accordance with English law.

19.	Arbitration

(a)	Any dispute, controversy or claim arising out of or in connection with this Deed shall be referred to and finally resolved by arbitration under the Rules or Arbitration of the International Chamber of Commerce (“ICC Rules”) by three arbitrators appointed in accordance with the ICC Rules.

(b)	The seat of the arbitration shall be London and the language of the arbitration (in which each member of the tribunal shall be fluent) shall be English.

This document has been executed as a deed and is to be treated as delivered on the later of (a) being executed and dated by Prudential and (b) being signed and dated by the Beneficiary.

Executed and delivered as a deed	)
by affixing the common seal of	)
Prudential plc in the presence of:	)

Paul Manduca

/s/ Paul Manduca

Authorised signatory

Date:

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Acknowledged and agreed:

Signed and delivered as a deed	)
By Lord Jonathan Adair Turner	)	/s/ Adair Turner	(Signature)
in the presence of:	)
		29 October 2015	(Date)

Witness signature:	/s/ Sylvia Edwards

Witness name:	Sylvia Edwards

Witness address:

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